EXHIBIT (i)(4)



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Counsel" in the statement of additional information included in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A for Kelmoore Strategic Trust (File No.333-69365). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


SUTHERLAND ASBILL & BRENNAN LLP



By:   /s/ Kimberly J. Smith
      ---------------------
      Kimberly J. Smith


Washington, D.C.
October 12, 2000